Registration No. 333-217200

Filed Pursuant to Rule 433

Dated April 10, 2019

$JPM announces earnings next week.  Will you be ready to trade $KNAB?

$JPM announces earnings next week.  How will it impact the 2x or -2x #bigbank trade: $BNKO or $BNKZ?

$WFC announces earnings next week.  Will you be ready to trade $KNAB?

$WFC announces earnings next week.  How will it impact the 2x or -2x #bigbank trade: $BNKO or $BNKZ?

$BAC announces earnings next week.  Will you be ready to trade $KNAB?

$BAC announces earnings next week.  How will it impact the 2x or -2x #bigbank trade: $BNKO or $BNKZ?

$C announces earnings next week.  Will you be ready to trade $KNAB?

$C announces earnings next week.  How will it impact the 2x or -2x #bigbank trade: $BNKO or $BNKZ?

$GS announces earnings next week.  Will you be ready to trade $KNAB?

$GS announces earnings next week.  How will it impact the 2x or -2x #bigbank trade: $BNKO or $BNKZ?

$USB announces earnings next week.  Will you be ready to trade $KNAB?

$USB announces earnings next week.  How will it impact the 2x or -2x #bigbank trade: $BNKO or $BNKZ?

$MS announces earnings next week.  Will you be ready to trade $KNAB?

$MS announces earnings next week.  How will it impact the 2x or -2x #bigbank trade: $BNKO or $BNKZ?

$SCHW announces earnings next week.  Will you be ready to trade $KNAB?

$SCHW announces earnings next week.  How will it impact the 2x or -2x #bigbank trade: $BNKO or $BNKZ?

$PNC announces earnings next week.  Will you be ready to trade $KNAB?

$PNC announces earnings next week.  How will it impact the 2x or -2x #bigbank trade: $BNKO or $BNKZ?

$BBT announces earnings next week.  Will you be ready to trade $KNAB?

$BBT announces earnings next week.  How will it impact the 2x or -2x #bigbank trade: $BNKO or $BNKZ?

$JPM announces earnings next week.  How will it impact the 3x or -3x #bigbank trade: $BNKU or $BNKD?

$WFC announces earnings next week.  How will it impact the 3x or -3x #bigbank trade: $BNKU or $BNKD?

$BAC announces earnings next week.  How will it impact the 3x or -3x #bigbank trade: $BNKU or $BNKD?

$C announces earnings next week.  How will it impact the 3x or -3x #bigbank trade: $BNKU or $BNKD?

$GS announces earnings next week.  How will it impact the 3x or -3x #bigbank trade: $BNKU or $BNKD?

$USB announces earnings next week.  How will it impact the 3x or -3x #bigbank trade: $BNKU or $BNKD?

$MS announces earnings next week.  How will it impact the 3x or -3x #bigbank trade: $BNKU or $BNKD?

$SCHW announces earnings next week.  How will it impact the 3x or -3x #bigbank trade: $BNKU or $BNKD?

$PNC announces earnings next week.  How will it impact the 3x or -3x #bigbank trade: $BNKU or $BNKD?

$BBT announces earnings next week.  How will it impact the 3x or -3x #bigbank trade: $BNKU or $BNKD?

$JPM announces earnings tomorrow.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$WFC announces earnings tomorrow.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$BAC announces earnings tomorrow.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$C announces earnings tomorrow.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$GS announces earnings tomorrow.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$USB announces earnings tomorrow.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$MS announces earnings tomorrow.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$SCHW announces earnings tomorrow.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$PNC announces earnings tomorrow.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$BBT announces earnings tomorrow.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$JPM announces earnings today.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$WFC announces earnings today.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$BAC announces earnings today.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$C announces earnings today.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$GS announces earnings today.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$USB announces earnings today.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$MS announces earnings today.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$SCHW announces earnings today.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$PNC announces earnings today.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

$BBT announces earnings today.  Will $BNKU $KNAB $BNKD $BNKO $BNKZ be on the move?

MICROSECTORS Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC for each of the ETN offerings to which this communication relates. Before you invest, you should read those documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and these offerings. You may obtain these documents free of charge by visiting the SEC's website at www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you these documents if you request by calling our agent tollfree at 1-877-369-5412.